UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 16, 2013
(Date of earliest event reported)

VIRGINIA NATIONAL BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	To be assigned	46-2331578
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

404 People Place
Charlottesville, Virginia 22911
(Address of principal executive offices) (Zip Code)

(434) 817-8621
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 19, 2013, Virginia National Bankshares Corporation (the “Company”) and Virginia National Bank (the “Bank”) issued a press release announcing the completion of the process of converting to a bank holding company form of ownership effective December 16, 2013, resulting in the Company becoming the parent company for the Bank.

The press release issued on December 19, 2013 also announced that the Company’s Board of Directors voted, at its regularly scheduled meeting on December 17, 2013, to declare a quarterly cash dividend of $0.05 per share to be paid on January 10, 2014 to shareholders of record as of January 2, 2014.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press release issued by Virginia National Bankshares Corporation on December 19, 2013.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

	By:	/s/ Glenn W. Rust
Glenn W. Rust
December 19, 2013		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Virginia National Bankshares Corporation on December 19, 2013.